EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them.

Date: February 4, 2021	Electrum Silver US LLC

By: Electrum Strategic Management LLC, its Manager

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 4, 2021	Electrum Strategic Management LLC

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 4, 2021	Electrum Global Holdings L.P.

By: TEG Global GP Ltd., its general partner

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Director

Date: February 4, 2021	TEG Global GP Ltd.

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Director

Date: February 4, 2021	The Electrum Group LLC

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Senior Managing Director

Date: February 4, 2021	Electrum Silver US II LLC

By: Electrum Strategic Management LLC, its Manager

	By:	/s/ Andrew M. Shapiro
		Name:	Andrew M. Shapiro
		Title:	Managing Director

Date: February 4, 2021	Electrum Strategic Opportunities Fund II L.P.

By: Electrum Strategic Opportunities Fund II GP L.P., its general partner

By: ESOF II GP Ltd., its general partner

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director

Date: February 4, 2021	Electrum Strategic Opportunities Fund II GP L.P.

By: ESOF II GP Ltd., its general partner

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director

Date: February 4, 2021	ESOF II GP Ltd.

	By:	/s/ Michael H. Williams
		Name:	Michael H. Williams
		Title:	Director